SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 2, 2012 (May 1, 2012)

DYNEGY INC.
DYNEGY HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

1000 Louisiana, Suite 5800, Houston, Texas 77002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc. (“DNE”), Hudson Power, L.L.C. (“Hudson”), Dynegy Danskammer, L.L.C. (“Danskammer”) and Dynegy Roseton, L.L.C. (“Roseton” and collectively with DH, DNE, Hudson and Danskammer, the “Debtors”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Court”).  Dynegy Inc. (“Dynegy”) and its subsidiaries, other than the five Debtors, did not file voluntary petitions for relief and are not debtors under Chapter 11 of the Bankruptcy Code and, consequently, continue to operate their businesses in the ordinary course.  On March 6, 2012, Dynegy and DH filed a Second Amended Chapter 11 Plan of Reorganization (the “Second Amended Plan”) and related disclosure statement with the Court.  On March 9, 2012, the examiner (the “Examiner”) appointed by the Court in the Chapter 11 Cases filed a report with the Court (the “Examiner’s Report”) and on March 16, 2012, Dynegy filed a Preliminary Response to the Examiner’s Report with the Court.

On May 1, 2012, Dynegy, Dynegy Gas Investments, LLC (“DGIN”), Dynegy Coal Holdco, LLC (“Coal Holdco”) and the Debtors entered into a settlement agreement (the “Settlement Agreement”) with (i) certain beneficial owners (or advisors, nominees or investment managers for the beneficial owners) of a portion of DH’s outstanding senior notes, solely in their capacities as holders of such senior notes and not in any other capacity (the “Consenting Senior Noteholders”),  (ii) Resources Capital Management Corporation (“RCM”), Resources Capital Asset Recovery, L.L.C., Series DD and Series DR, Roseton OL LLC, Danskammer OL LLC, Roseton OP LLC, and Danskammer OP LLC (collectively, the “PSEG Entities”) and (iii) U.S. Bank National Association, not in its individual capacity but solely as successor indenture trustee under the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement related to Roseton Units 1 and 2, dated as of May 8, 2001, and the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement related to Danskammer Units 3 and 4, dated as of May 8, 2001 (collectively, the “Lease Indentures”) and successor pass through trustee under the Roseton-Danskammer 2001-Series B Pass Through Trust Agreement, dated as of May 1, 2001 (the “Pass Through Trust Agreement”), as directed by a majority of, and on behalf of all holders (the “Lease Certificate Holders”) of those certain pass-through trust certificates evidencing fractional undivided interests in the pass through trust established pursuant to the Pass Through Trust Agreement and which, among other things, holds the outstanding notes issued by Roseton OL LLC and Danskammer OL LLC, as owner lessors, under the Lease Indentures (the “Lease Trustee” and together with the Consenting Senior Noteholders and the PSEG Entities, the “Settling Claimants”).  Each of the parties who have agreed to the Settlement Agreement shall be referred to herein as a “Party” and collectively as the “Parties.”  The Parties (other than the Lease Trustee, but including certain Lease Certificate Holders (solely in their capacities as Lease Certificate Holders and not in any other capacity, the “Consenting Lease Certificate Holders”)) also have reached an agreement on a plan support agreement attached to the Settlement Agreement as Annex A (the “Plan Support Agreement” and together with the Settlement Agreement, the “Agreements”) pursuant to which the parties to the Plan Support Agreement agree, subject to the terms and conditions stated therein, to pursue and support a plan of reorganization containing the terms and conditions agreed upon by the Parties for the restructuring of DH.  The Agreements were filed with the Court on May 1, 2012 and the Settlement Agreement remains subject to Court approval.  Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Agreements.

The Settlement Agreement provides, among other things and subject to the terms and conditions contained therein, that:

(i)                                     the Settlement Agreement shall become effective on the second Business Day following satisfaction of each of the following conditions: (a) each of the Parties has executed and delivered the Settlement Agreement, (b) the Dynegy Entity Joinder (as defined in the Settlement Agreement) has been executed by each of the parties thereto, and (c) the Approval Order, in form and substance reasonably acceptable to Dynegy, DH, the official committee of creditors holding unsecured claims appointed in the Chapter 11 Cases (the “Creditors’ Committee”), a Majority of the Consenting Senior Noteholders, the Lease Trustee and RCM has been entered by the Court, is in full force and effect and not stayed, reversed, vacated or amended; or on such other date as Dynegy, DH, the Creditors’ Committee, a Majority of the Consenting Senior Noteholders, the Lease Trustee, and RCM mutually agree, including as a result of any waiver of the foregoing conditions (the “Settlement Effective Date”) and certain sections of the Settlement Agreement become effective immediately upon execution;

(ii)                                  on the Settlement Effective Date, Dynegy will assign, transfer and deliver or cause to be so assigned, transferred and delivered (as a capital contribution or otherwise) to DH or DGIN (as determined by Dynegy, DH, the Creditors’ Committee, a Majority of the Consenting Senior Noteholders and the Lease Trustee) 100% of the outstanding equity interest of Coal Holdco (the “DCH Membership Interests”), free and clear of all liens;

(iii)                               in full consideration for the receipt by DH or DGIN, as applicable, of the DCH Membership Interests from Dynegy, and Dynegy’s agreements contained in Section 2 of the Plan Support Agreement, (a) Dynegy will have an allowed administrative claim pursuant to sections 503(b) and 507(a) of the Bankruptcy Code in an unliquidated amount against DH in the Chapter 11 Cases (the “Dynegy Administrative Claim”), (b) the Prepetition Litigation, the Intercompany Receivable and the Adversary Proceeding (as such terms are defined in the Settlement Agreement) shall be dismissed with prejudice or released and (c) the Parties shall issue and receive mutual releases;

(iv)                              the Dynegy Administrative Claim will be satisfied in full under the Conforming Plan (as defined below) with (a) 1.0% of the fully-diluted common shares of the Surviving Entity to be outstanding immediately following the Plan Effective Date (subject to dilution by the Warrants (as defined below) and options, restricted stock or other equity interests issued as equity compensation to officers, employees or directors of the Surviving Entity or its affiliates), (b) warrants to purchase an aggregate of 13.5% of the fully-diluted common shares of the Surviving Entity (the “Warrants”) (subject to dilution by options, restricted stock or other equity interests issued as equity compensation to officers, employees or directors of the Surviving Entity and its affiliates) for an exercise price to be determined based on a net equity value of the Surviving Entity of $4 billion, and containing customary anti-dilution adjustments (clauses (a) and (b)  together, the “Equity Consideration”) and (c) the Dynegy Released Parties (as defined in the Agreements) being released as described in the Plan Support Agreement;

(v)                                 Dynegy will assign or transfer the Dynegy Administrative Claim: (a) to a trust established to hold and distribute the proceeds of the Dynegy Administrative Claim or (b) in some other efficient manner determined by Dynegy for the benefit of holders of Dynegy’s common stock, prior to the Combination (as defined below);

(vi)                              upon the occurrence of the Settlement Effective Date, the Undertaking Agreement and the DH Note (as such terms are defined in the Settlement Agreement) shall each be terminated and there shall be no further obligations thereunder;

(vii)                           the Undertaking Agreement is amended such that any payments owing from Dynegy to DH under the Undertaking Agreement shall instead be made directly by Coal Holdco on behalf of Dynegy;

(viii)                        as of the date of execution of the Settlement Agreement, each of Dynegy and Coal Holdco agrees that it will not transfer, directly or indirectly, any cash or other assets from Coal Holdco or its subsidiaries to Dynegy; provided, that Coal Holdco and its subsidiaries shall, subject to restrictions contained in relevant credit facilities, be permitted to make specified cash transfers to Dynegy to allow Dynegy to pay certain identified costs and fees identified in the Settlement Agreement;

(ix)                                the Lease Trustee will have certain allowed claims in the Chapter 11 Cases but the aggregate recovery of the Lease Trustee and the Lease Certificate Holders (exclusive of the amounts received on account of trustee and professional fees and expenses as provided in the Settlement Agreement) shall be capped at $571,507,840 (the “Lessor Recovery Cap”) and any distributions to the Lease Trustee as set forth in item (1) of clause (x) below shall be subject to, and shall be taken into account when determining, in all respects, the Lessor Recovery Cap;

(x)                                   the Debtors, with the cooperation of the PSEG Entities, shall use their commercially reasonable efforts to sell the Roseton and Danskammer facilities (together, the “Facilities”) with the proceeds of such sale to be distributed pursuant to the Settlement Agreement, first to pay expenses incurred by the Debtors in connection with the sale and then the portion of the remaining proceeds attributable to the Debtors’ interest in the Facilities shall be retained by the Debtors for distribution to their creditors in a manner consistent with the Bankruptcy Code and any remaining proceeds shall (subject to certain exceptions) be distributed: (1) 50% solely to the Lease Trustee and (2) 50% to DH to be distributed to holders of Allowed General Unsecured Claims (as such terms are defined in the Second Amended Plan); and

(xi)                                on the Settlement Effective Date, the relevant parties to each of the Adversary Proceeding and the Prepetition Litigation shall file a stipulation of dismissal irrevocably and unconditionally dismissing such proceedings or litigation, as the case may be, with prejudice as to all parties and all claims and without costs to any party.

The Settlement Agreement and the obligations of the Parties thereunder may be terminated by: (i) mutual written agreement of Dynegy, DH, a Majority of the Consenting Senior Noteholders, the Lease Trustee and RCM (after prior notice to and reasonable consultation with the Creditors’ Committee) or (ii) by any of Dynegy, DH, a majority in number of the Consenting Senior Noteholders (for the avoidance of doubt, which shall not be calculated based on the principal amount of Senior Notes held by such Consenting Senior Noteholders) or the Lease Trustee in the event the Settlement Effective Date shall not have occurred prior to June 29, 2012.  Any notice of termination given under clause (ii) above shall be effective immediately.

The Plan Support Agreement, among Dynegy, DGIN, Coal Holdco, the Debtors, the Consenting Senior Noteholders, the PSEG Entities and the Consenting Lease Certificate Holders, provides, subject to the terms and conditions therein that Dynegy and DH (the “Plan Proponents”) each agree to amend the Second Amended Plan (as amended, in form and substance reasonably acceptable to the Plan Proponents, the Creditors’ Committee, a Majority of the Consenting Senior Noteholders and the Lease Trustee, the “Conforming Plan”) such that the Conforming Plan shall include the following terms:

(i)                                     on or prior to the effective date of the Conforming Plan (the “Plan Effective Date”), Dynegy and DH will be merged or combined (the “Combination”) (the entity surviving the Combination being the “Surviving Entity”) pursuant to documentation that is in form and substance reasonably acceptable to Dynegy, DH, the Creditors’ Committee, a Majority of the Consenting Senior Noteholders and the Lease Trustee (the “Combination Documentation”) and by virtue of the Combination, all DH equity interests issued and outstanding immediately prior to the effective time of the Combination will be cancelled;

(ii)                                  the Board of Directors of the Surviving Entity will be selected by the holders of Allowed General Unsecured Claims against DH who are not insiders of DH pursuant to a process to be specified in the Conforming Plan;

(iii)                               holders of Allowed General Unsecured Claims against DH will receive: (a) 99% of the fully-diluted common shares of the Surviving Entity to be outstanding immediately following the Plan Effective Date (subject to dilution by any options, restricted stock or other equity interests issued as equity compensation to officers, employees or directors of the Surviving Entity or its affiliates and the Warrants, as defined below), (b) any amounts to which they may be entitled as a result of the sale of the Roseton and Danskammer facilities contemplated in the Settlement Agreement, and (c) a cash payment of not less than $200 million to be allocated and/or distributed to general unsecured creditors as determined by Dynegy, DH, the Creditors’ Committee, a Majority of the Consenting Senior Noteholders and the Lease Trustee;

(iv)                              holders of equity interests in Dynegy, DH or the Surviving Entity shall not receive any distribution or retain any interest or property under the Conforming Plan on account of such holder’s equity interest;

(v)                                 the Dynegy Administrative Claim will be treated as provided in the Settlement Agreement;

(vi)                              if the Conforming Plan is not confirmed, then the amount of the Dynegy Administrative Claim may, to the extent not resolved by the parties to the Settlement Agreement, be arbitrated, such amount to be equal to the value of the Equity Consideration as if the Conforming Plan had been confirmed, but in any event, not less than $70 million nor more than $130 million in cash; provided that if the Conforming Plan is not confirmed because (1) Dynegy breached the Plan Support Agreement or the Plan Support Agreement is terminated under certain circumstances or (2) Dynegy and DH are unable to be combined other than as a result of any action or any inaction on the part of DH, then (x) the determination of the amount of the Dynegy Administrative Claim shall take into account (and shall be reduced in respect of) any value lost by DH as a result of the failure of Dynegy and DH to be combined and (y) the Dynegy Administrative Claim (as reduced) may be satisfied with plan securities (including the Equity Consideration with any necessary adjustments) or other non-cash consideration of equivalent value as determined by the Court in connection with confirmation of any DH plan;  and

(vii)                           the Conforming Plan will provide for a registration rights agreement, including a customary shelf registration, for the benefit of any holder of Allowed General Unsecured Claims who would be, immediately following the Plan Effective Date, a holder of 10% or more of the common shares of the Surviving Entity, the terms of which shall be in form and substance satisfactory to Dynegy, DH, a Majority of the Consenting Senior Noteholders, a Majority of the Consenting Lease Certificate Holders and the Creditors’ Committee.

The parties to the Plan Support Agreement agree to use their commercially reasonable efforts to support the Conforming Plan and complete the transactions contemplated thereby.

The Plan Support Agreement and the obligations of the Parties thereunder shall terminate on the Plan Effective Date or the effective date of any other bankruptcy plan for DH if not previously terminated as follows, by: (i) a mutual written agreement of Dynegy, DH, the Majority of the Consenting Senior Noteholders, a Majority of the Consenting Lease Certificate Holders and RCM or (ii) any of Dynegy, DH, a Majority of Consenting Senior Noteholders or a Majority of the Consenting Lease Certificate Holders upon the occurrence of any of the following events (unless, with respect to (viii) below, the Party seeking to terminate is the breaching Party): (i) termination of the Settlement Agreement, (ii) the Conforming Plan and related disclosure statement shall not have been filed with the Court on or prior to May 30, 2012; (iii) the Settlement Effective Date shall not have occurred prior to June 29, 2012; (iv) the Court shall not have entered an order authorizing the use of the disclosure statement with respect to the Conforming Plan on or prior to July 15, 2012; (v) the Court shall not have entered an order confirming the Conforming Plan on or prior to September 10, 2012; (vi) the Plan Effective Date shall not have occurred by September 28, 2012; (vii) any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making it illegal or otherwise restricting, preventing or prohibiting the transactions contemplated by the Conforming Plan in a manner that cannot reasonably be remedied; (viii) the appointment of a trustee, receiver, examiner with expanded powers, responsible person or responsible officer in any bankruptcy case of Dynegy; or (ix) the occurrence of a material uncured breach of the Settlement Agreement. In addition, upon the occurrence of termination events (ii) through (vi) above, any Consenting Senior Noteholder or Consenting Lease Certificate Holder may, in its individual capacity terminate its obligations under the Plan Support Agreement upon two Business Days’ prior notice to Dynegy, DH, the Creditors’ Committee, the Consenting Senior Noteholders, the Consenting Lease Certificate Holders and the PSEG Entities; provided, however, that any termination by such Consenting Senior Noteholder or Consenting Lease Certificate Holder shall not affect the obligations of any other party under the Plan Support Agreement unless the agreement is terminated as set forth above.

These summaries of the terms of each of the Agreements are qualified in their entirety by the full text of the Settlement Agreement and the Plan Support Agreement, attached thereto as Annex A, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

10.1	Settlement Agreement, as filed May 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: May 2, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

DYNEGY HOLDINGS, LLC
(Registrant)

Dated: May 2, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Document

10.1	Settlement Agreement, as filed May 1, 2012